UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124977	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2007 Management Incentive Plan

On January 12, 2007, the Compensation Committee of the Board of Directors of Haynes International, Inc. (the “Company”) approved the 2007 Management Incentive Plan (the “Plan”). Under the Plan, certain employees of the Company are eligible for cash awards based on Company performance, including, but not limited to, Francis J. Petro, the President and Chief Executive Officer, and the other named executive officers as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which are Marcel Martin, Vice President Finance and Chief Financial Officer; August A. Cijan, Vice President – Operations; James A. Laird, Vice President International Sales and Marketing; and Gregory M. Spalding, Vice President – Haynes Wire and Chief Operating Officer (Mr. Petro, Mr. Martin, Mr. Cijan, Mr. Laird and Mr. Spalding are herein referred to collectively as the “named executive officers”).

If the Company meets certain specific financial targets established by the Compensation Committee for fiscal 2007 (the “Financial Targets”), each named executive officer is eligible for a cash payment under the Plan based on fiscal 2007 base salary. The target cash payments under the Plan are 60% of fiscal 2007 base salary for Mr. Petro, 45% of fiscal 2007 base salary for Mr. Martin, Mr. Cijan and Mr. Laird, and 25% of fiscal 2007 base salary for Mr. Spalding. The named executive officers are also eligible for a cash payment under the Plan if the Company’s performance is equal to at least 85% of the Financial Targets. Those cash payments would be 35% of fiscal 2007 base salary for Mr. Petro, 25% of fiscal 2007 base salary for Mr. Martin, Mr. Cijan and Mr. Laird, and 12.5% of fiscal 2007 base salary for Mr. Spalding. If the Company’s performance exceeds the Financial Targets by at least 15%, the named executive officers would be eligible for cash payments of 90% of fiscal 2007 base salary for Mr. Petro, 67.5% of fiscal 2007 base salary for Mr. Martin, Mr. Cijan and Mr. Laird, and 37.5% of fiscal 2007 base salary for Mr. Spalding. All payments pursuant to the Plan must be approved by the Company’s Board of Directors.

Individual awards may be made at the discretion of the Board of Directors even if the Company’s performance is below the Financial Targets, provided that liquidity goals for fiscal 2007 established by the Compensation Committee are met. In addition, a discretionary bonus pool is available for grants by the Board of Directors, provided that in no case will total cash bonuses pursuant to the Plan exceed $2.2 million. The Board of Directors has full discretion to eliminate, delay or change any awards or payouts and may choose to pay awards at any level of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: January 18, 2007	By: /s/ Marcel Martin Marcel Martin Vice President, Finance and Chief Financial Officer